UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number	Identification number)

8480 E. Orchard Road, Suite 3600, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As of January 4, 2017, the Company sold an additional $300,000 of its securities consisting of 10% Senior Secured Promissory Notes (“Notes”) for a purchase price equal to the principal amount of the Notes (the “Offering”). Details of the Offering were previously reported in the Company’s Current Report on Form 8-K dated November 25, 2016 and filed with the Securities and Exchange Commission on November 29, 2016.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 7.01	REGULATION FD DISCLOSURE

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Healthcare REIT, Inc., a Utah corporation (the “Company”), effective January 4, 2017:

a.	Effective January 4, 2017, Global Healthcare REIT, Inc. (the “Company”), sold an additional $300,000 of its securities consisting of Units, each Unit comprised of a 10% Senior Secured Promissory Note (“Notes”) and one Warrant for every $1.00 in principal amount of Note. The purchase price for the Units was equal to the principal amount of the Notes as reflected in Item 2.03 above. Each Warrant is exercisable for 12 months to purchase a share of common stock at an exercise price of $.75 per share. The Warrants have a cashless exercise provision.

b.	The Notes and Warrants were sold to three investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the “Securities Act”).

c.	The Company paid no fees or commissions in connection with the issuance of the Units.

d.	The issuance of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder. The investors each qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D. In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that the accredited investors obtained all information regarding the Company that each requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.	Not applicable.

f.	Not applicable.

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ITEM 8.01	OTHER EVENTS

Reopening of Goodwill Nursing Home

Goodwill Nursing Home, located in Macon, Georgia, was previously closed by State of Georgia regulators as reported in the Company’s Current Report on Form 8K dated January 28, 2016 and filed with the Securities and Exchange Commission on January 29, 2016. On December 20, 2016, Goodwill achieved certification after approximately $2.0 million in capital improvements were made to the property and has begun admitting new residents. We expect rent to commence in the first quarter of 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated:	January 5, 2017	By:	/s/ Lance Baller
Lance Baller, Interim CEO

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